Exhibit 21.1

ANGI Homeservices Inc. Subsidiaries
As of December 31, 2018

Entity	Jurisdiction of Formation
AL Real Estate Holdings, LLC	Indiana
Angie’s List, Inc.	Delaware
CraftJack Inc.	Illinois
Exec, Inc.	Delaware
HABC Assets, LLC	Delaware
Handy Inventory, LLC	Delaware
Handy Platform Limited	Ireland
Handy Technologies, Inc.	Delaware
HandyBook Canada ULC	British Columbia
Home Advisor Limited	England and Wales
HomeAdvisor Finance Co.	Cayman Islands
HomeAdvisor GmbH	Germany
HomeAdvisor, Inc.	Delaware
HomeAdvisor International, LLC	Delaware
HomeStars, Inc.*	Canada
ImproveNet, Inc.	Delaware
Mhelpdesk, Inc.*	Delaware
Mile High Insights, LLC	Delaware
MyBuilder Limited*	England and Wales
MyHammer AG*	Germany
MyHammer Holding AG*	Germany
Oportuna I, LLC	Delaware
ServiceMagic Canada Inc.	Canada
ServiceMagic Europe S.à r.l.	Luxembourg
ServiceMagic GmbH	Germany
ServiceMagic International S.à r.l.	Luxembourg
Travaux.com S.à r.l.	France
We are Mop! Limited	England and Wales
Werkspot BV	Netherlands

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* Majority owned subsidiary.